UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd. Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On September 3, 2019, we, as borrower, and certain of our subsidiaries, as guarantors, entered into a Credit Agreement and Guaranty, or the Credit Agreement, with Perceptive Credit Holdings II, LP, which, together with its successors and assigns from time to time, we refer to as the Lenders.

Principal Amount. The Credit Agreement provides for a $20,000,000 senior secured term loan credit facility, which was drawn in full on September 4, 2019. Under the terms of the Credit Agreement, we may use the proceeds (i) for general working capital purposes and other permitted corporate purposes, (ii) to refinance certain of our existing indebtedness and (iii) to pay fees, costs and expenses incurred in connection with the Credit Agreement, including the Lenders’ closing cost amount of $550,000, which was netted from the proceeds, and a financing fee of $600,000 (3.0% of gross proceeds) payable to Craig-Hallum Capital Group LLC, our financial advisor for the financing.

Interest Rate. Principal outstanding under the Credit Agreement bears interest at a rate per annum equal to the sum of (a) the greater of the one-month London Interbank Offered Rate and 2.5% plus (b) 8.75%. At any time at which an event of default (as described under “—Default Provisions” below) has occurred and is continuing, the interest rate will increase by 4.0%. Accrued interest is payable on a monthly basis.

Scheduled Repayment. No principal repayments are due prior to September 30, 2022, unless we elect to prepay principal as described under “—Optional Prepayment” below or principal is accelerated pursuant to an event of default as described under “—Default Provisions” below. Principal installments in the amount of $300,000 are payable on the last day of each of the eleven months from September 2022 through July 2023, and all remaining principal is payable at maturity on September 3, 2023.

Optional Prepayment. We may prepay outstanding principal from time to time, subject to payment of a premium on the prepaid principal amount equal to 10% through September 3, 2020, 8% from September 4, 2020 through September 3, 2021, and 4% from September 4, 2021 through September 3, 2022. No premium will be due with respect to any prepayment made on or after September 4, 2022.

Guaranties. Our subsidiaries Chembio Diagnostic Systems Inc. and Chembio Diagnostics Malaysia Sdn Bhd. have guaranteed, and the Lenders from time to time may require our other subsidiaries to guarantee, our obligations under the Credit Agreement.

Security. Our obligations under the Credit Agreement are secured by a first priority, perfected lien on substantially all of our property and assets, including our equity interests in our subsidiaries. Our subsidiary Chembio Diagnostic Systems Inc. has secured its guarantee of our Credit Agreement obligations with a lien on substantially all of its assets, and the Lenders from time to time may require Chembio Diagnostics Malaysia Sdn Bhd. and any of our other subsidiaries that has guaranteed our Credit Agreement obligations to do the same.

Representations and Warranties; Financial and Other Covenants. In the Credit Agreement we made customary representations and warranties as well as customary affirmative and negative covenants, including covenants limiting additional indebtedness, liens, guaranties, mergers and acquisitions, substantial asset sales, investments and loans, sale and leasebacks, transactions with affiliates, and fundamental changes. The Credit Agreement also contains financial covenants requiring that (i) we maintain aggregate unrestricted cash of not less than $3,000,000 at all times and (ii) we achieve specified minimum rolling four-quarter (“last twelve month”) total revenue amounts as of September 30, 2019 and the last day of each calendar quarter thereafter. The minimum total revenue amounts, which range from $32.0 million to $50.1 million, were developed for purposes of the Credit Agreement and do not reflect the internal estimates and plans used by our management and board of directors to understand and evaluate our operating performance, to establish budgets, and to establish operational goals for managing our business. We therefore do not believe that the covenant requirements provide useful information to investors or others in enhancing an understanding of our future prospects.

Default Provisions. The Credit Agreement provides for customary events of default, including events of default based on non-payment of amounts due under the Credit Agreement, defaults on other debt, misrepresentations, covenant breaches, changes of control, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company. Upon an event of default resulting from a voluntary or involuntary proceeding for bankruptcy, insolvency or receivership, the amounts outstanding under the Credit Agreement will become immediately due and payable and the Lenders’ commitments will be automatically terminated. Upon the occurrence and continuation of any other event of default, Lenders holding a majority of the outstanding loans and commitments may accelerate payment of all obligations and terminate the Lenders’ commitments under the Credit Agreement. Upon an acceleration of payment following an event of default occurring prior to September 4, 2021, the amounts due and payable by us will include a prepayment premium on accelerated principal in the amount described under “—Optional Prepayment” above.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Warrant

In connection with entering into the Credit Agreement, on September 3, 2019, we issued to Perceptive Credit Holdings II, LP a seven-year warrant, or the Warrant, to purchase up to 550,000 shares of our common stock at a per-share exercise price of $5.22. The Warrant is exercisable for cash or on a net, or “cashless,” basis, and the exercise price of the Warrant is subject to price-based, weighted-average antidilution adjustments for one year after issuance.

The foregoing description of the Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant, which is included as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Credit Agreement” in Item 1.01 regarding our entering into, and borrowings under, the Credit Agreement is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 4, 2019, we issued a press release entitled “Chembio Diagnostics Announces $20 Million Term Loan with Perceptive Advisors.” A copy of the press release is furnished as Exhibit 99.1 to this report. The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section or Section 11 or 12(a)(2) of the Securities Act of 1933. The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this report shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by us whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.1	Warrant to Purchase Common Stock dated as of September 3, 2019, issued by Chembio Diagnostics, Inc. to Perceptive Credit Holdings II, LP

10.1*
Credit Agreement and Guaranty dated as of September 3, 2019, among Chembio Diagnostics, Inc., as the Borrower, the Guarantors from time to time party thereto, and Perceptive Credit Holdings II, LP and its successors and assigns party thereto, as Administrative Agent and as a Lender

99.1	Press release dated September 4, 2019

*
Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We hereby undertake to furnish copies of the omitted exhibits and schedules upon request by the Securities and Exchange Commission, provided that we may request confidential treatment pursuant to Rule 24b‑2 of the Securities Exchange Act of 1934 for the exhibits and schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CHEMBIO DIAGNOSTICS, INC.

Dated: September 5, 2019	By:	/s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer and President